Exhibit 10.1

September 1, 2015

Vince Holding Corp.
500 Fifth Avenue
New York, New York 10110
Facsimile: 646-224-5733
Attention: Chief Executive Officer and General Counsel

Re:Tax Receivable Agreement

Gentlemen:

Reference is hereby made to that certain Tax Receivable Agreement, dated as of November 27, 2013 (the “Agreement”), by and among Vince Holding Corp. (formerly known as Apparel Holding Corp.), a Delaware corporation (“Vince”), the Stockholders named therein and the Stockholder Representative named therein (the “Stockholder Representative”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Notwithstanding anything in the Agreement to the contrary (including Section 3.01(a) thereof), Vince and the Stockholder Representative hereby agree that payment by the Company of the Tax Benefit Payments in respect of the Taxable Year ended January 31, 2015 to the Stockholders shall be made on or prior to the date which is the later of (i) September 15, 2016 and (ii) the date which is five (5) Business Days after the Tax Benefit Schedule with respect to such Taxable Year becomes final in accordance with Section 2.03(a) or Section 7.09 of the Agreement, as applicable (the date on which such payment is made, the “Extended Payment Date”).  Further, notwithstanding anything in the Agreement to the contrary (including Section 5.01 thereof), Vince and the Stockholder Representative agree that interest on the Tax Benefit Payment owed in respect of the Taxable Year ended January 31, 2015 shall be computed at the Agreed Rate (and not at the Default Rate) through the Extended Payment Date, and after such Extended Payment Date, to the extent the Tax Benefit Payment in respect of such Taxable Year has not then been paid to the Stockholders, interest shall accrue on the Tax Benefit Payment at the Default Rate.

Except as specifically amended, waived or modified herein, all of the terms and provisions set forth in the Agreement remain in full force and effect in all respects (including, for avoidance of doubt, the obligations of the Company to timely deliver the Tax Benefit Schedule in respect of the Taxable Year ended January 31, 2015 to the Stockholder Representative in accordance with the provisions of Section 2.02 of the Agreement).  Sections 7.01 - 7.08 and 7.15 of the Agreement shall apply to this letter agreement mutatis mutandis.

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If the terms of this letter are agreeable to you, please so indicate by signing in the space indicated below.

Very truly yours,

SUN CARDINAL, LLC

Name:  /s/ Michael J. McConvery
By:     Michael J. McConcery
Its:    Vice President and Assistant Secretary

Accepted and agreed as of the date hereof:

VINCE HOLDING CORP.

By: /s/ Mark E. Brody

Name:Mark E. Brody

Its:Interim Chief Executive Officer